UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ABBV	New York Stock Exchange
NYSE Texas
0.750% Senior Notes due 2027	ABBV27	New York Stock Exchange
2.125% Senior Notes due 2028	ABBV28	New York Stock Exchange
2.625% Senior Notes due 2028	ABBV28B	New York Stock Exchange
2.125% Senior Notes due 2029	ABBV29	New York Stock Exchange
1.250% Senior Notes due 2031	ABBV31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

AbbVie held its 2026 Annual Meeting of Stockholders on May 8, 2026. The following is a summary of the matters voted on at that meeting.

(1)	The stockholders elected AbbVie’s Class II directors with terms expiring in 2029, as follows:

Name	For	Against	Abstain	Broker Non-Votes
Jennifer L. Davis	1,216,558,754	89,839,329	2,680,369	239,399,581
Melody B. Meyer	1,284,771,578	22,470,074	1,836,800	239,399,581
Robert A. Michael	1,221,224,370	85,865,852	1,988,230	239,399,581
Frederick H. Waddell	1,225,237,825	81,747,033	2,093,594	239,399,581

(2)	The stockholders ratified the appointment of Ernst & Young LLP as AbbVie’s independent registered public accounting firm for 2026, as follows:

For	Against	Abstain
1,522,575,012	23,766,564	2,136,457

(3)	The stockholders approved, on an advisory basis, the compensation of AbbVie’s named executive officers, as follows:

For	Against	Abstain	Broker Non-Votes
1,228,615,745	69,336,359	11,126,348	239,399,581

(4)	The stockholders did not approve the management proposal regarding amendment of the certificate of incorporation to eliminate supermajority voting, as follows:

For	Against	Abstain	Broker Non-Votes
1,290,990,023	14,896,119	3,192,310	239,399,581

(5)	The stockholders did not approve a stockholder proposal to adopt a policy to require an independent chair, as follows:

For	Against	Abstain	Broker Non-Votes
515,626,009	787,253,970	6,198,473	239,399,581

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date:	May 12, 2026	By:	/s/ Perry C. Siatis
Perry C. Siatis
Executive Vice President, General Counsel and Secretary